Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Diginex Limited of our report dated September 18, 2020 relating to the combined and consolidated financial statements, which appears in Diginex Limited’s Shell Company Report on Form 20-F filed on October 6, 2020. We also consent to the reference to our Firm under the caption “Experts” in such Registration Statement.

/s/ UHY LLP

New York, New York

October 9, 2020